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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 30, 2000 relating to the financial statements of The Walt Disney Company and Walt Disney Internet Group, which appear in The Walt Disney Company's Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
August 13, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS